UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material under §240.14a-12 Assured Guaranty Ltd. (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction: (5) Total fee paid: ☐ Fee paid previously with preliminary materials. ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing. (1) Amount Previously Paid: (2) Form, Schedule or Registration Statement No.: (3) Filing Party: (4) Date Filed: Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number. *** Exercise Your Right to Vote ** * Important Notice Regarding the Availabil ity of Proxy Materials for the Shareholder Meeting to Be Held on May 2, 2018. ASSURED GUARANTY LTD. Meeting Information Meeting Type: Annual General Meeting For holders as of : March 8, 2018 Date: May 2, 2018 Time: 8:00 AM, London Time Location: 6 Bevis Marks London EC3A 7BA United Kingdom ASSURED GUARANTY LTD. 30 WOODBOURNE AVENUE HAMILTON, HM 08 BERMUDA For directions to the Annual Meeting, contact Virg inia Reynolds at 020 7562 192 0 or Vreynolds@agltd.com You are receiving this communication because y ou hold shares in the company named above. This is not a bal lot. You cannot use this n otice to v ote these shares. This communication presents on ly an overview of the more complete proxy materials that are available to y ou on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage y ou to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to o btain proxy materials and votin g ins tructions. E36273-P02192

ASSURED GUARANTY LTD. 30 Woodbourne Avenue Hamilton HM 08 Bermuda April 24, 2018 Annual General Meeting May 2, 2018 Supplemental Information Regarding Proposal No. 2 (Advisory Approval of Executive Compensation) Assured Guaranty Ltd. (together with its subsidiaries, "Assured Guaranty") is filing the attached additional materials in support of the Board of Directors’ recommended vote at our 2018 Annual General Meeting. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Wednesday, May 2, 2018 This supplemental information, as well as our proxy statement for the 2018 Annual General Meeting, form of proxy card and 2017 Annual Report, is available at www.assuredguaranty.com/annualmeeting and at www.proxyvote.com. Important Information Regarding Voting If you have already voted on Proposal No. 2, or any other proposal described in our 2018 proxy statement, and you wish to change your vote, you may revoke your proxy by following any of the procedures described below. If you are a shareholder of record, to revoke your proxy: • Send in another signed proxy with a later date or resubmit your vote by telephone or the Internet, • Send a letter revoking your proxy to our Secretary at 30 Woodbourne Avenue, Hamilton HM 08, Bermuda, or • Attend the Annual General Meeting and vote in person. Beneficial owners who wish to change the votes submitted on their voting instruction cards should contact their respective broker, bank or other nominee to determine how and when changes must be submitted so that the nominee can revoke and change their votes on their behalf. If you wish to revoke your proxy or make changes to your voting instruction card, as applicable, you must do so in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken. We appreciate your time and consideration on these matters and ask for your support of the Board’s recommendations. If you have any questions, please feel free to contact Ling Chow, our General Counsel, at (441) 279-5725.

EMBRACE POSSIBILITIES, INVEST IN CERTAINTIES April 24, 2018Proxy Statement Supplement The information herein supplements the proxy statement of Assured Guaranty Ltd., dated March 21, 2018, which we refer to as the Proxy Statement, furnished to its shareholders in connection with its Annual General Meeting on May 2, 2018, and should be read in conjunction with that Proxy Statement.

• This proxy statement supplement contains information that includes or is based upon forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements give the expectations or forecasts of future events of Assured Guaranty Ltd. (AGL) and its subsidiaries (collectively with AGL, Assured Guaranty or the Company). These statements can be identified by the fact that they do not relate strictly to historical or current facts and relate to future operating or financial performance • Any or all of Assured Guaranty’s forward looking statements herein are based on current expectations and the current economic environment and may turn out to be incorrect. Assured Guaranty’s actual results may vary materially. Among factors that could cause actual results to differ adversely are: (1) reduction in the amount of available insurance opportunities and/or in the demand for Assured Guaranty's insurance; (2) rating agency action, including a ratings downgrade, a change in outlook, the placement of ratings on watch for downgrade, or a change in rating criteria, at any time, of AGL or any of its subsidiaries, and/or of any securities AGL or any of its subsidiaries have issued, and/or of transactions that AGL's subsidiaries have insured; (3) developments in the world’s financial and capital markets that adversely affect obligors’ payment rates or Assured Guaranty’s loss experience; (4) the possibility that budget or pension shortfalls or other factors will result in credit losses or impairments on obligations of state, territorial and local governments and their related authorities and public corporations that Assured Guaranty insures or reinsures; (5) the failure of Assured Guaranty to realize loss recoveries that are assumed in its expected loss estimates; (6) increased competition, including from new entrants into the financial guaranty industry; (7) rating agency action on obligors, including sovereign debtors, resulting in a reduction in the value of securities in Assured Guaranty’s investment portfolio and in collateral posted by and to Assured Guaranty; (8) the inability of Assured Guaranty to access external sources of capital on acceptable terms; (9) changes in the world’s credit markets, segments thereof, interest rates or general economic conditions; (10) the impact of market volatility on the mark-to-market of Assured Guaranty’s contracts written in credit default swap form; (11) changes in applicable accounting policies or practices; (12) changes in applicable laws or regulations, including insurance, bankruptcy and tax laws, or other governmental actions; (13) the impact of changes in the world’s economy and credit and currency markets and in applicable laws or regulations relating to the decision of the United Kingdom to exit the European Union; (14) the possibility that acquisitions or alternative investments made by Assured Guaranty do not result in the benefits anticipated or subject Assured Guaranty to unanticipated consequences; (15) deterioration in the financial condition of Assured Guaranty’s reinsurers, the amount and timing of reinsurance recoverables actually received and the risk that reinsurers may dispute amounts owed to Assured Guaranty under its reinsurance agreements; (16) difficulties with the execution of Assured Guaranty’s business strategy; (17) loss of key personnel; (18) the effects of mergers, acquisitions and divestitures; (19) natural or man-made catastrophes; (20) other risk factors identified in AGL’s filings with the U.S. Securities and Exchange Commission (the SEC); (21) other risks and uncertainties that have not been identified at this time; and (22) management’s response to these factors • The foregoing review of important factors should not be construed as exhaustive, and should be read in conjunction with the other cautionary statements that are included in Assured Guaranty’s Form 10-K. The Company undertakes no obligation to update publicly or review any forward looking statement, whether as a result of new information, future developments or otherwise, except as required by law. Investors are advised, however, to consult any further disclosures the Company makes on related subjects in the Company’s reports filed with the SEC • If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may vary materially from what the Company projected. Any forward looking statements in this presentation reflect the Company’s current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity • For these statements, the Company claims the protection of the safe harbor for forward looking statements contained in Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) Forward-Looking Statements and Safe Harbor Disclosure 1

Non-GAAP Financial Measures This proxy statement supplement references financial measures that are not determined in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP), and are identified as core, operating, PVP or non-GAAP. Although these non-GAAP financial measures should not be considered substitutes for U.S. GAAP measures, our management and Board consider them important performance indicators and have employed them, as well as other factors, in determining senior management incentive compensation. We referenced in the Management’s Discussion and Analysis in our Annual Report on Form 10-K for the year ended December 31, 2017 certain of the non-GAAP financial measures we use in this proxy statement supplement. The definitions for those non-GAAP financial measures, which are listed below, and how they may be calculated from the most directly comparable GAAP financial measures, may be found on pages 91 to 96 of our Annual Report on Form 10-K for the year ended December 31, 2017 • non-GAAP operating income • non-GAAP operating shareholders’ equity • non-GAAP adjusted book value (ABV) • PVP or present value of new business production This proxy statement supplement also references certain non-GAAP financial measures, which are identified as “core”, that our management and Board also consider important performance indicators and have employed, as well as other factors, in determining senior management incentive compensation. These “core” measures, and how they are calculated from our GAAP financial statements, are as follows: • Core operating income per diluted share. After making the adjustments to net income described on pages 91 to 92 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures, to arrive at non-GAAP operating income, the Company subtracts the gain (or loss) related to financial guaranty variable interest entity (FG VIE) consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per diluted share amount, divides the result by the weighted average diluted Common Shares during the period • Core operating shareholders’ equity per share. After making the adjustments to shareholders’ equity described on pages 92 to 93 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures, to arrive at non-GAAP operating shareholders’ equity, the Company subtracts the gain (or loss) related to FG VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount, divides the result by the number of Common Shares outstanding as of the end of the period • Core ABV. After making the adjustments to non-GAAP operating shareholders’ equity described on page 93 of our Annual Report on Form 10-K, Management’s Discussion and Analysis, Non-GAAP Financial Measures, to arrive at non-GAAP adjusted book value (ABV), the Company subtracts the gain (or loss) related to FG VIE consolidation, net of the tax provision, also disclosed in such section of the Form 10-K, and to calculate the per share amount, divides the result by the number of Common Shares outstanding as of the end of the period • Core operating ROE. Core operating ROE is calculated as core operating income divided by the average of core operating shareholders’ equity at the beginning and end of the period 2

• The Compensation Committee considered the unique earnings model of the financial guaranty industry in designing its five financial performance measures to evaluate the performance of our executive officers – When a financial guarantor writes a new financial guaranty policy, it does not earn the full amount of the premium immediately; rather, the premium for the policy is earned over the term of the policy, often as long as twenty or thirty years. In 2017, for example, only approximately 5% of the premiums we earned related to new financial guaranty policies we wrote in 2017 – As a consequence, the premiums a financial guarantor earns in a year are primarily related to business it has written over a long period, in our case decades • The Compensation Committee has adopted financial performance measures to evaluate management’s annual progress in creating value in our Company – The Compensation Committee has used the same financial performance measures since 2015 to evaluate our Company’s performance – The Compensation Committee believes these financial performance measures provide a more consistent basis to evaluate our value creation than the short-term movement in the price of our Common Shares, which may be influenced by other factors – On the following page, the first three financial performance measures assess value and its creation, while the last two measures assess income production and efficiency – The financial performance measures are more fully described in the Proxy Statement, and the non-GAAP financial measures they reference are described on the previous page of this presentation Our Financial Performance Measures Were Designed to Measure Our Value Creation 3

• Core operating shareholders’ equity per share – This is our equity concept, and excludes non-economic fair value adjustments as well as the impact of consolidating FG VIEs, on a per share basis (which is the basis relevant to our shareholders) • Core ABV per share – This is our book value concept, and we believe it is the most comprehensive measure of our intrinsic value (excluding franchise value), on a per share basis (which is the basis relevant to our shareholders) • PVP – This is our measure of the economic value of new insurance business added during a period, and is how we add value from financial guaranty and non-financial guaranty insurance originations to our core ABV • Core operating income per diluted share – This is our measure of the income we are generating for our shareholders in a period, on a per share basis (which is the basis relevant to our shareholders) • Core operating ROE – This is our measure of our capital efficiency in generating income for our shareholders during a period Our Financial Performance Measures 4

We Have Consistently Created Value In Our Company Over the Last Five Years 100 120 140 160 180 200 220 240 260 280 300 30 35 40 45 50 55 60 65 70 75 80 2013 2014 2015 2016 2017 PV P ($ in m ill io ns ) Co re M ea su re P er S ha re ($ p er s ha re ) Financial Performance Core Operating Shareholders' Equity / Share Core Adjusted Book Value / Share PVP • We have driven our first three financial performance measures, which we use to measure our creation of economic value, higher in each of the last five years, including last year: – Core operating shareholders’ equity per share rose from $49.95 per share at December 31, 2016 to $56.17 per share at December 31, 2017 – Core ABV per share rose from $66.64 per share at December 31, 2016 to $77.86 per share at December 31, 2017 – PVP rose from $214 million in 2016 to $289 million in 2017 5

2013 • Returned $264 million through share repurchases • Established Municipal Assurance Corp. • Entered into RMBS agreement where others paid or agreed to pay $700 million (gross of reinsurance) 2014 • Reassumed $1.2 billion of previously ceded business • Returned $590 million through share repurchases • Entered into RMBS agreements where others paid or agreed to pay $581 million (gross of reinsurance) 2015 • Acquired Radian Asset Assurance, adding $570 million to ABV • Returned $627 million through share repurchases and dividends • Reassumed $855 million of previously ceded business 2016 • Acquired the parent of CIFG Assurance North America, Inc. for an initial net gain of $259 million • Returned $375 million through share repurchases and dividends • Formed an alternative investments group 2017 • Acquired the European operating subsidiary of MBIA Insurance Inc. • Reassumed three previously ceded portfolios for $328 million in commutation gains • Returned $571 million through share repurchases and dividends • Made first investments in asset management Our Strategic Initiatives Have Driven The Strength of Our Value Creation 100 120 140 160 180 200 220 240 260 280 300 30 35 40 45 50 55 60 65 70 75 80 2013 2014 2015 2016 2017 PV P ($ in m ill io ns ) Co re M ea su re P er S ha re ($ p er s ha re ) Financial Performance Core Operating Shareholders' Equity / Share Core Adjusted Book Value / Share PVP 6

Our Share Price Has Been Heavily Influenced By Events in Puerto Rico, Especially Hurricane Maria PR Says Debt is Unpayable PR Governor Questions RSA Hurricanes Harvey and Maria Monthly Comparison of AGO Share Prices, PR GO Bond Prices and S&P 500 Index 1,800 2,000 2,200 2,400 2,600 2,800 15 20 25 30 35 40 45 50 55 60 65 1/ 1/ 201 5 2/ 1/ 201 5 3/ 1/ 201 5 4/ 1/ 201 5 5/ 1/ 201 5 6/ 1/ 201 5 7/ 1/ 201 5 8/ 1/ 201 5 9/ 1/ 201 5 10 /1 /201 5 11 /1 /201 5 12 /1 /201 5 1/ 1/ 201 6 2/ 1/ 201 6 3/ 1/ 201 6 4/ 1/ 201 6 5/ 1/ 201 6 6/ 1/ 201 6 7/ 1/ 201 6 8/ 1/ 201 6 9/ 1/ 201 6 10 /1 /201 6 11 /1 /201 6 12 /1 /201 6 1/ 1/ 201 7 2/ 1/ 201 7 3/ 1/ 201 7 4/ 1/ 201 7 5/ 1/ 201 7 6/ 1/ 201 7 7/ 1/ 201 7 8/ 1/ 201 7 9/ 1/ 201 7 10 /1 /201 7 11 /1 /201 7 12 /1 /201 7 1/ 1/ 201 8 2/ 1/ 201 8 3/ 1/ 201 8 4/ 1/ 201 8 S& P 50 0 A G O S ha re P ri ce a nd P R G O B on d Pr ic e (d iff er en t ax es ) AGO Share Price PR 8% 2035 GO Bond S&P 500 Index Puerto Rico Defaults on GOs PREPA Restructuring Support Agreement Announced Hurricane aria PR Governor Questions P EPA RSA PR Announces Initial Fiscal Plan PR Governor Claims Debt Unpayable 7

• Our PVP production, at $289 million, was the highest it has been since 2010, and with $66 million of PVP from non- U.S. public finance markets, we reestablished ourselves in those markets • We returned $571 million to our shareholders through repurchases of our Common Shares and dividends • We completed our purchase of the European operating subsidiary of MBIA Insurance Corporation • We reassumed three previously ceded portfolios resulting in aggregate pre-tax commutation gains of $328 million • We made our first investments in the asset management area • We successfully concluded two financial crisis-era recovery legal actions for a pre-tax gain of $151 million • As shown in our Proxy Statement, we significantly exceeded four out of five of our financial performance goals and, if either  the price of our Common Shares had not increased in the middle of the year and we had been able to repurchase the number of Common Shares we originally projected we would with $500 million, or  it had not been for the 2017 Tax Act (which was adopted well after the goals were established) we would have exceeded all of our financial performance goals • We believe the value creation evident in our financial performance measures should eventually be reflected in our share price. But, in light of our negative one-year total shareholder return and despite our 2017 accomplishments, the Compensation Committee concluded that it was appropriate that Mr. Frederico’s cash incentive payment for the 2017 performance year and his base salary for 2018 largely remain the same as the prior year Our 2017 Performance Was Excellent 8

9 Proxy Statement Supplement April 24, 2018 Assured Guaranty Contacts: Robert Tucker Senior Managing Director, Investor Relations and Corporate Communications Direct: 212.339.0861 rtucker@agltd.com Andre Thomas Managing Director, Equity Investor Relations Direct: 212.339.3551 athomas@agltd.com